UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

CONOLOG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-08174	22-1847286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Columbia Road, Somerville, New Jersey 08876
(Address of principal executive offices)

(908) 722-8081

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Chief Executive Officer

Effective January 31, 2013, Mr. Robert Benou resigned from his position as the Chief Executive Officer of Conolog Corporation (the “Company”). Mr. Benou will continue to the serve the Company in his capacity as Chairman of the Board of Directors of the Company (the “Board”). Mr. Benous’ resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer

Effective January 31, 2013, Mr. Michael Horn was appointed as the Company’s new Chief Executive Officer by unanimous vote at a special meeting of the Board. Mr. Horn has been a director of the Company since August 2011, and has served as Vice President and Secretary of the Company since November 13, 2012. Concurrent with his appointment as Chief Executive Officer of the Company, Mr. Horn resigned his position as Vice President but will continue to serve the Company in his capacities as Secretary and member of the Board.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Letter of Resignation from Robert Benou, dated January 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Date: February 4, 2013	By:	/s/ Marc Benou
Name: Marc Benou
Title: President